Exhibit 99.2

Paragon Futures Group, Inc. and Subsidiary

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2012 and 2011

INDEX

Page

Condensed Consolidated Statements of Financial Conditions as of June 30, 2012 and December 31, 2011	2

Condensed Consolidated Statements of Operations for the Six Months Ended June 30, 2012 and 2011	3

Condensed Consolidated Statement of Changes in Shareholders’ Equity for the Six Months Ended June 30, 2012	4

Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2012 and 2011	5

Condensed Consolidated Notes to Financial Statements	6-10

PARAGON FUTURES GROUP, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITIONS

(Unaudited)

	As of June 30, 2012	As of December 31, 2011
Assets
Cash	$597,913	$570,097
Cash segregated and on deposit for regulatory purposes	99,303,824	91,492,048
Receivables from brokers	728,096	765,138
Income tax receivable	1,339,007	1,199,529
Fixed assets - net	420,896	433,933
Goodwill	7,734,840	7,734,840
Intangible assets - net	262,000	393,000
Due from affiliate	—	529,379
Other assets	804,593	588,282

Total assets	$111,191,169	$103,706,246

Liabilities and Stockholders’ Equity
Payables to brokerage clients	$95,598,901	$87,787,562
Payables to affiliate	1,460,558	490,325
Accrued compensation and benefits	132,618	176,673
Deferred taxes payable	—	—
Accrued expenses and other liabilities	1,057,712	1,858,624

Total liabilities	$98,249,789	$90,313,184

Common stock	$—	$—
Additional paid-in capital	9,997,002	9,997,002
Retained earnings	2,944,378	3,396,060

Total Stockholders’ Equity	$12,941,380	$13,393,062

Total Liabilities and Stockholders’ Equity	$111,191,169	$103,706,246

See notes to condensed consolidated financial statements.

PARAGON FUTURES GROUP, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the six months ended June 30,
	2012	2011
Net Revenues
Trading revenue	$5,574,009	$6,298,463
Interest revenue and fees	18,632	24,769
Interest expense	(7,713)	(7,531)

Net interest revenue and fees	10,919	17,238
Other	376,229	487,120

Total net revenues	$5,961,157	$6,802,821

Expenses
Compensation and benefits	963,811	941,955
Brokerage, clearing, and other related expenses	4,293,579	4,561,028
Professional services	455,360	49,722
Technology and telecommunication	239,707	325,977
Depreciation and amortization	282,233	377,051
Advertising and market development	177,516	100,001
Support services charged by affiliate	101,724	101,724
Other	173,076	147,837

Total expenses	$6,687,006	$6,605,295

(Loss) / income before income tax	(725,849)	197,526

Income tax (benefit) / expense	(274,167)	72,690

Net (loss) / income	$(451,682)	$124,836

See notes to condensed consolidated financial statements.

PARAGON FUTURES GROUP, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEAR SIX MONTHS ENDED JUNE 30, 2012

(Unaudited)

	Common Stock		Additional Paid in Capital	Retained Earnings	Total
	Shares	Amount

Balance at January 1, 2012	1,500	$—	$9,997,002	$3,396,060	$13,393,062

Net loss	—	—	—	(451,682)	(451,682)

Balance at June 30, 2012	1,500	$—	$9,997,002	$2,944,378	$12,941,380

See notes to condensed consolidated financial statements.

PARAGON FUTURES GROUP, INC. AND SUBSIDIARY AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the six month period ended June 30,
	2012	2011
Cash flows from operating activities
Net loss	$(451,682)	$124,836
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	282,233	377,051

Net change in:

Cash segregated and on deposit for regulatory purposes	(7,811,776)	(2,101,032)
Receivables from brokers	37,042	(380,287)
Due from affiliate	529,379	537,364
Other assets	(216,312)	(77,268)
Payables to brokerage clients	7,811,339	1,329,634
Accrued expenses and other liabilities	(800,911)	453,890
Payables to affiliate	970,233	(245,071)
Compensation and benefits payable	(44,055)	50,000
Income taxes payable	(139,478)	72,690

Net cash provided by operating activities	166,012	141,807

Cash flows from investing activities

Purchases and development of computer software	(138,196)	(153,595)

Cash used in investing activities	(138,196)	(153,595)

Increase (decrease) in cash	27,816	(11,788)
Cash at beginning of year	570,097	538,355

Cash at end of Period	$597,913	$526,567

Supplemental cash flow information
Goodwill allocated and contributed by Parent	$—	$2,149,998

Interest paid	$7,713	$7,531

See notes to condensed consolidated financial statements.

PARAGON FUTURES GROUP, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2012

(Unaudited)

1.	Basis of Presentation

The consolidated financial statements of Paragon Futures Group, Inc. and its subsidiary Open E Cry, LLC (together the “Company”) are prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), including certain accounting guidance used by the brokerage industry.

2.	Organization and Nature of Business

Paragon Futures Group, Inc. owns all outstanding membership units in Open E Cry, LLC (OEC). OEC is a single member limited liability company and is registered as a futures commission merchant (FCM) with the Commodity Futures Commission (CFTC) and is a member of the National Futures Association (NFA). The Company is focused on providing internet-based futures brokerage services to retail and institutional clients. The Company clears all of its futures accounts transactions as a non-clearing FCM through an omnibus account arrangement with several clearing FCMs. The Company is a wholly-owned subsidiary of optionsXpress Holdings, Inc. (the “Parent”), which is a wholly-owned subsidiary of The Charles Schwab Corporation (CSC).

On September 1, 2011, CSC completed its acquisition of all of the outstanding common shares of the Parent. The parent continues as a wholly-owned subsidiary of CSC. As a result of the acquisition, all of the direct and indirect subsidiaries of the Parent, including the Company, have become indirect subsidiaries of CSC.

3.	Summary of Significant Accounting Policies

The unaudited condensed consolidated financial statements have been prepared in accordance with the regulations of the Securities and Exchange Commission, or SEC, for interim financial statements, and, in accordance with SEC rules, omit or condense certain information and footnote disclosures. Results for the interim periods are not necessarily indicative of results to be expected for any other interim period or for the full year. These financial statements should be read in conjunction with the Company’s audited financial statements and related notes for the year ended December 31, 2011 filed herewith as Exhibit 99.1. There have been no changes in the significant accounting policies from those included in the 2011 audited financial statements. The unaudited condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, after the elimination of inter-company transactions and balances.

4.	New Accounting Standards

In December 2011, the Financial Accounting Standards Board, or FASB, issued Accounting Standards Update, or ASU, 2011-11 Balance Sheet: Disclosures about Offsetting Assets and Liabilities. The new disclosure requirements mandate that entities disclose both gross and net information about instruments and transactions eligible for offset in the statement of financial position, as well as instruments and transactions subject to an agreement similar to a master netting arrangement. In addition, the standard requires disclosure of collateral received and posted in connection with master netting agreements or similar arrangements. This ASU is effective for fiscal years, and interim periods within those years, beginning on or after January 1, 2013. The Company does not expect the adoption of ASU 2011-11 to have a material impact on the Company’s condensed consolidated financial statements.

On January 1, 2012, the Company adopted ASU 2011-04, Fair Value Measurement – Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS. This new standard amends the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements to ensure consistency between U.S. GAAP and International Financial Reporting Standards (“IFRS”). ASU 2011-04 also expands the disclosures for fair value measurements that are estimated using significant unobservable (Level 3) inputs. The adoption of ASU 2011-04 did not have a material impact on the Company’s condensed consolidated financial statements.

5.	Disposal Plan

During the six months ended June 30, 2012, but prior to the completion of the preparation of the financial statements for the year ended December 31, 2011, the Parent committed to a plan to dispose of the Company and initiated an active plan to identify a buyer. As a result, the Company determined the disposal plan was a triggering event for an analysis of potential impairment of long lived assets and goodwill impairment as of December 31, 2011 and, based on actual offers received for the Company, recognized goodwill impairment of $16,872,736 for the year ended December 31, 2011. During the six months ended June 30, 2012, but subsequent to the completion of the preparation of the financial statements for the year ended December 31, 2011, there was no additional impairment of goodwill recognized.

There were no assets or liabilities measured at fair value on a non-recurring basis at June 30, 2012. The following table presents assets measured at fair value on a non-recurring basis as of December 31, 2011:

	Fair value Measurements on a Non-Recurring Basis as of December 31, 2011
	Level 1	Level 2	Level 3	Total
Assets
Goodwill	$—	$—	$7,734,840	$7,734,840

Total	$—	$—	$7,734,840	$7,734,840

The Company did not transfer any assets or liabilities between Levels during the twelve months ended December 31, 2011. The fair value of all other financial instruments reflected in the statement of financial condition (consisting primarily of receivables from and payables to brokers/dealers and clients) approximates the carrying value due to the short-term nature of the financial instruments and re-pricing characteristics of the financial instruments. These financial assets and liabilities are classified at Level 2 in the fair value hierarchy.

6.	Cash Segregated and On Deposit for Regulatory Purposes

Cash segregated and on deposit for regulatory purposes consisted of the following at June 30, 2012 and December 31, 2011:

	June 30, 2012	December 31, 2011
Cash held at bank	$77,309,839	$68,727,322
Funds held at clearing firms	21,993,985	22,764,726

Cash segregated and On Deposit for Regulatory Purposes	$99,303,824	$91,492,048

7.	Fixed Assets

Fixed assets consisted of the following at June 30, 2012 and December 31, 2011:

	June 30, 2012	December 31, 2011
Software	$1,720,898	$1,582,702
Furniture and fixtures	18,674	18,674

	1,739,572	1,601,376
Less: Accumulated depreciation and amortization	(1,318,676)	(1,167,443)

Total fixed assets-net	$420,896	$433,933

Depreciation and amortization expense was $151,233 for the six months ended June 30, 2012 and $383,826 for the year ended December 31, 2011.

8.	Goodwill

As of June 30, 2012 and December 31, 2011, the Company had recorded goodwill of $7,734,840 based upon the fair value analysis from the annual goodwill impairment test performed for 2011. See “note 5 -Disposal Plan” for discussion of the impairment of goodwill realized in 2011 relating to the planned disposal of the Company.

9.	Intangible Assets

Intangible assets consist of customer relationships previously acquired by the Parent and are being amortized on a straight-line basis over five years. The Company evaluates the remaining useful life on an annual basis to determine if events or trends warrant a revision to the remaining period of amortization. There have been no revisions to the original useful life estimate.

The Company’s gross carrying amount and accumulated amortization related to the customer relationships intangible asset was $1,310,000 and $1,048,000 as of June 30, 2012 and $1,310,000 and $917,000 as of December 31, 2011. Amortization expense for the customer relationships intangible assets was $131,000 for the six months ended June 30, 2012 and $131,000 for the six months ended June 30, 2011. As of June 30, 2012 the remaining annual future amortization expense for calendar years 2012 and 2013 is expected to be $131,000 and $131,000, respectively.

The Company reviews intangible assets for impairment on an annual basis and whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of the Company’s finite-lived customer relationships intangible asset was evaluated by comparing the undiscounted cash flows associated with the asset to the asset’s carrying amount. The Company did not recognize any intangible assets impairment for the six months ended June 30, 2012 and June 30, 2011.

10.	Other Assets

Other assets consisted of the following at June 30, 2012 and December 31, 2011:

	June 30, 2012	December 31, 2011
Due from customers (net of allowance for doubtful accounts of $280,000 as of June 30, and December 31, respectively.)	$600,024	$338,414
Accounts receivable - other	160,464	190,000
Prepaid expenses	12,752	28,556
Other	31,353	31,312

Total other assets	$804,593	$588,282

11.	Payables to Brokerage Clients

This amount represents balances payable to brokerage clients in connection with their open commodity positions and the cash held in their account.

12.	Accrued Expenses and Other Liabilities

	June 30, 2012	December 31, 2011
Accrued professional fees	$60,575	$411,327
Other	997,137	1,447,297

Total accrued expenses and other liabilities	$1,057,712	$1,858,624

13.	Income Taxes

The following table reconciles the provision to the U.S. federal statutory income tax rate:

	For the six months ended June 30,
	2012	2011
Federal income at Statutory Rate	35.00%	35.00%
State income taxes, net of federal benefit	2.50%	2.50%
Other	0.27%	(0.70)%

Effective Tax Rate	37.77%	36.80%

On January 1, 2012, the Company did not have any unrecognized tax benefits. During the interim period ended June 30, 2012, there were no increases or decreases in unrecognized tax benefits. Therefore, there were no unrecognized tax benefits at June 30, 2012. Currently, the Company estimates that the balance of the unrecognized tax benefits will not significantly change during 2012. The Company records accrued interest and penalties pertaining to income tax-related issues, if any, in income tax expense. The Company believes it is no longer subject to U.S. federal and state income tax examinations for the years prior to 2007.

14.	Commitments, Contingent Liabilities, and Off-Balance Sheet Risk

Legal Contingencies -The Company is subject to claims and lawsuits in the ordinary course of business. The Company is also the subject of inquiries, investigations, and proceedings by regulatory and other governmental agencies.

For certain legal proceedings, the Company can estimate possible losses, additional losses, ranges of loss or ranges of additional loss in excess of amounts accrued. For certain other legal proceedings, the Company cannot reasonably estimate such losses, if any, since the Company cannot predict if, how or when such proceedings will be resolved or what the eventual settlement, fine, penalty or other relief, if any, may be, particularly for proceedings that are in their early stages of development or where plaintiffs seek substantial or indeterminate damages. Numerous issues must be developed, including the need to discover and determine important factual matters and the need to address novel or unsettled legal questions relevant to the proceedings in question, before a loss or additional loss or range of loss or additional loss can be reasonably estimated for any proceeding.

The Company is the subject of a patent infringement lawsuit originally filed on February 9, 2010 in the U.S. District Court for the Northern District of Illinois by Trading Technologies International, Inc. seeking injunctive relief and unspecified damages. As reflected in a Second Amended Complaint filed on June 15, 2011, plaintiff alleges infringement of 12 patents relating to real-time display of price quotes and market depth on the Company’s electronic trading interfaces. The case was consolidated with 11 related cases in February 2011, and the parties have exchanged infringement, non-infringement and invalidity contentions for several of the disputed patents. In June 2011 the court stayed discovery to allow summary judgment briefing on the ramifications of a recent Federal Circuit decision. On February 9, 2012, the court issued an order, which granted the Company’s motions for summary judgment, resulting in a substantial narrowing of the scope of plaintiff’s claims. Plaintiff filed a motion for reconsideration of that ruling on March 8, 2012. Plaintiff also filed a motion for certification of judgment for interlocutory appeal. The court denied plaintiff’s motion for reconsideration but granted plaintiff’s motion for certification of judgments of patent invalidity with respect to four of the asserted patents. Since that ruling, the court has continued its stay of discovery. On October 7, 2012, plaintiff filed its opening appeal brief with the United States Court of Appeals for the Federal Circuit. Oral argument on plaintiffs’ appeal is expected to occur in mid to late 2013. Plaintiff’s Complaint does not specify the amount of damages sought. At this time a potential loss or a potential range of loss cannot be reasonably estimated.

The Company was the subject of two unrelated customer complaints pending before the NFA arbitration panels, both cases generally alleging that the firm improperly rejected orders amid the “Flash Crash” that allegedly would have allowed the customers to avoid liquidation and losses. The first of these complaints, filed on April 20, 2011, sought $7.5 million in damages. The second complaint, filed on August 8, 2011, sought approximately $5.7 million in damages. One claim was dismissed during mid-2012; the other claim was settled for approximately $0.4 million in mid-2012. This amount had been accrued in the consolidated statement of financial condition at December 31, 2011.

General Contingencies –In the ordinary course of business, the Company enters into contracts that contain a variety of representations and warranties that provide indemnifications to the counterparties under certain circumstances. The Company’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred. The Company also guarantees the adjusted net capital requirements for some of its introducing brokers. The Company’s maximum exposure under these guarantees is unknown. The Company expects the risk of loss for these items to be remote.

Credit Risk –Credit risk arises from the possible inability of counterparties to meet the terms of their contracts. The Company’s exposure to credit risk arises from the possibility that a counter party to a transaction might fail to perform under its contractual commitment, which would result in the Company incurring a loss.

Since the Company does not clear its own futures transactions, it has established accounts with several clearing FCMs for this purpose. This can and often does result in concentrations of credit risk with one or more of these firms. Such risk, however, is partially mitigated by the clearing FCMs’ obligation to comply with rules and regulations governing FCMs in the United States. These rules generally require maintenance of net capital and segregation of client funds and securities from the holdings of the clearing FCMs. Additionally, the Company attempts to minimize this risk by monitoring the creditworthiness of these clearing FCMs.

Guarantees –The Company guarantees the performance of its client’s trades on an omnibus basis with its clearing FCMs. The Company may have credit exposure if its clients are unable to meet commitments, which could occur in the event of volatile trading markets. The Company requires its clients to meet, at a minimum, the margin requirements established by each of the exchanges at which futures contracts are traded. These margin deposits represent good faith deposits by the clients, which reduce the risk to the Company of a failure on the part of the clients to fulfill any obligation under these contracts. Under certain circumstances, clients may be required to deposit additional funds, securities, or other collateral. The Company may also liquidate certain client positions in order to reduce the risk of loss.

15	Regulatory Requirements

OEC is subject to Regulation 1.17 (Reg. 1.17) under the Commodity Exchange Act, administered by the CFTC and the NFA, which requires the maintenance of minimum net capital. OEC, as a futures commission merchant, is required to maintain minimum net capital equal to the greater of (i) its net capital requirement under Reg. 1.17 ($1,000,000) or (ii) the sum of 8% of the total risk margin requirements for all positions carried in client accounts and 8% of the total risk margin requirements for all positions carried in non-client accounts, as defined in Reg. 1.17.

At June 30, 2012, OEC had a net capital requirement of $1,000,000 and adjusted net capital of $1,567,930. The net capital rules may effectively restrict the payment of cash distributions or other equity withdrawals.

The Company is also required to maintain cash in a segregated reserve account for the exclusive benefit of clients in accordance with regulations of the CFTC. At June 30, 2012, the Company had $96,304,907 in segregated funds relating to client’s commodity futures accounts and $3,267,212 in segregated funds related to foreign futures clients pursuant to CFTC Regulation 30.7.

16.	Related-Party Transactions

During the six months ended June 30, 2012 and the six months ended June 30, 2011, options Xpress, Inc., an affiliate, charged $101,724 for support services provided to the Company, which are included in Support services charged by affiliate.

At June 30, 2012, the Company had Payables to affiliates of $1,460,558 for support services.

17.	Subsequent events

On June 27, 2012, the Parent entered into an agreement with GAIN Capital Group LLC, to sell the Company. The transaction was completed on August 31, 2012. The effects of this transaction are not included in the accompanying financial statements.

The Company has evaluated its subsequent events through the filing date of this Form 8-K/A.

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